UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report: (Date of earliest event reported) November 21, 2006



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                               1-3247                16-0393470
(State or other jurisdiction           (Commission          (I.R.S. Employer
of incorporation)                      File Number)         Identification No.)


One Riverfront Plaza, Corning, New York                      14831
(Address of principal executive offices)                     (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On November 21, 2006, Corning Incorporated ("Corning" or the "Company") entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement"), which amends and restates the Company's Credit Agreement dated March 17, 2005.

     The Amended and Restated Credit Agreement is with a group of banks that include Citibank, N.A., JP Morgan Chase Bank, N.A., Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wachovia Bank, National Association, Barclays Bank PLC, Deutsche Bank AG New York Branch, Mizuho Corporate Bank, Ltd. and Standard Chartered Bank. Under the Amended and Restated Credit Agreement, borrowings are available in Dollars, Sterling, Yen and Euros to Corning and any direct or indirect wholly-owned subsidiary of Corning in a maximum amount outstanding at any one time of $1,125,000,000 ($200,000,000 of which is available for Letters of Credit) (the "Commitment Amount"). The Commitment Amount may be increased over the term by $125,000,000. The Amended and Restated Credit Agreement is scheduled to terminate on November 21, 2011 (the
"Termination  Date").  The  Termination  Date  may be  extended  by one  year on
Corning's request on each of November 21, 2007 and November 21, 2008. The Amended and Restated Credit Agreement contains affirmative and negative covenants that Corning must comply with, including (a) periodic financial reporting requirements, (b) maintaining a ratio of consolidated debt for borrowed money to consolidated total capital of no greater than 0.50 to 1.00,
(c) maintaining a ratio of consolidated adjusted EBITDA to consolidated interest expense of not less than 3.50 to 1.00, (d) limitation on liens, (e) limitation on the incurrence of subsidiary indebtedness, (f) limitation on mergers, (g) restrictions on the declaration of dividends, as well as other customary covenants. The Amended and Restated Credit Agreement also provides that loans to subsidiaries will be guaranteed by Corning.

     Letters of Credit in the aggregate amount of $43,638,000 have been issued under the Amended and Restated Credit Agreement. There are no other amounts outstanding under the Amended and Restated Credit Agreement.

     From time to time, certain of the Lenders under the Amended and Restated Credit Agreement provide customary commercial and investment banking services to the Company.

     The foregoing description of the material terms of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

         (d) Exhibits

     10.1 Amended and Restated Credit Agreement dated as of November 21, 2006, among Corning Incorporated, Citibank N.A., JP Morgan Chase Bank, N.A., Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFG, Ltd., Wachovia Bank, National Association, Barclays Bank PLC, Deutsche Bank AG New York Branch, Mizuho Corporate Bank, Ltd. and Standard Chartered Bank.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   CORNING INCORPORATED
                                   Registrant



Date: November 27, 2006            By:  /s/  Katherine A. Asbeck
                                   --------------------------------------------
                                   Katherine A. Asbeck
                                   Senior Vice President-Finance

                                                               EXHIBIT 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 21, 2006


     CORNING INCORPORATED, a New York corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and issuers of letters of credit ("Initial Issuing Banks") listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as syndication agent, BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, WACHOVIA BANK, NATIONAL ASSOCIATION, BARCLAYS BANK PLC and DEUTSCHE BANK SECURITIES INC., as documentation agents, CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC., as joint lead arrangers and joint bookrunners, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

     PRELIMINARY STATEMENT. The Company, the lenders parties thereto and Citibank, as agent, are parties to a Credit Agreement dated as of March 17, 2005 (the "Existing Credit Agreement"). Subject to the satisfaction of the conditions set forth in Section 3.01, the Company, the parties hereto and Citibank, as Agent, desire to amend and restate the Existing Credit Agreement as herein set forth.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Consolidated EBITDA" means Consolidated EBITDA plus any net cash received from Equity Affiliates, minus any net cash paid to Equity Affiliates, minus any income from Equity Affiliates plus any income to Equity Affiliates.

          "Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

          "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and
     (b) for Eurocurrency Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

---------------------------- --------------------------------
    Public Debt Rating            Applicable Margin for
        S&P/Moody's            Eurocurrency Rate Advances
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 1
A- or A3 or above                        0.230%
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 2
BBB+ or Baa1                             0.270%
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 3
BBB or Baa2                              0.350%
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 4
BBB- or Baa3                             0.500%
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 5
BB+ or Ba1                               0.700%
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 6
BB or Ba2                                0.800%
---------------------------- --------------------------------
---------------------------- --------------------------------
Level 7
Lower than Level 6                       1.000%
---------------------------- --------------------------------

          "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

 -------------------------------- -----------------------------
       Public Debt Rating                  Applicable
           S&P/Moody's                     Percentage
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 1
 A- or A3 or above                           0.070%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 2
 BBB+ or Baa1                                0.080%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 3
 BBB or Baa2                                 0.100%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 4
 BBB- or Baa3                                0.125%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 5
 BB+ or Ba1                                  0.175%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 6
 BB or Ba2                                   0.200%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 7
 Lower than Level 6                          0.250%
 -------------------------------- -----------------------------

          "Applicable Utilization Fee" means, as of any date that the aggregate Advances exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

 -------------------------------- -----------------------------
       Public Debt Rating                  Applicable
           S&P/Moody's                  Utilization Fee
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 1
 A- or A3 or above                           0.050%
 -------------------------------- -----------------------------

 -------------------------------- -----------------------------
 Level 2
 BBB+ or Baa1                                0.100%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 3
 BBB or Baa2                                 0.100%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 4
 BBB- or Baa3                                0.125%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 5
 BB+ or Ba1                                  0.125%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 6
 BB or Ba2                                   0.250%
 -------------------------------- -----------------------------
 -------------------------------- -----------------------------
 Level 7
 Lower than Level 6                          0.250%
 -------------------------------- -----------------------------

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Assuming Lender" has the meaning specified in Section 2.18(d).

          "Assumption   Agreement"   has  the  meaning   specified   in  Section
     2.18(d)(ii).

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bankruptcy  Law"  means any  proceeding  of the type  referred  to in
     Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                    (a) the rate of interest  announced  publicly by Citibank in
               New York, New York, from time to time, as Citibank's base rate;

                    (b) 1/2 of one percent  per annum  above the  Federal  Funds
               Rate.

          "Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

          "Borrowers" means, collectively, the Company and the Designated Subsidiaries from time to time.

          "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a).

          "Borrowing Minimum" means, in respect of Advances denominated in Dollars, $10,000,000, in respect of Advances denominated in Sterling, (pound)10,000,000, in respect of Advances denominated in Yen,
     (Y)100,000,000   and,  in  respect  of  Advances   denominated   in  Euros,
     (euro)10,000,000.

          "Borrowing Multiple" means, in respect of Advances denominated in Dollars, $1,000,000 in respect of Advances denominated in Sterling, (pound)1,000,000, in respect of Advances denominated in Yen, (Y)10,000,000 and, in respect of Advances denominated in Euros, (euro)1,000,000.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

          "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

          "Commitment Date" has the meaning specified in Section 2.18(b).

          "Commitment Increase" has the meaning specified in Section 2.18(a).

          "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Japan and Euros.

          "Company Information" has the meaning specified in Section 9.08.

          "Consenting Lender" has the meaning specified in Section 2.19(b).

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

          "Consolidated EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income (before discontinued operations) of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, and (v) all other non-cash charges and non-cash losses for such period (including, but not limited to, stock option expense and restructuring and impairment charges), minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person, (iv) cash payments for previously reserved charges and (v) any other non-cash gains which have been added in determining Consolidated Net Income.

          "Consolidated Interest Expense" means, for any period for any Person, all items that, in accordance with GAAP, would be classified as interest expense on a Consolidated statement of income of such Person for such period.

          "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a Consolidated basis in conformity with GAAP.

          "Consolidated Net Worth" means, at any time, stockholders' equity as set forth or reflected on the most recent Consolidated balance sheet of the Company and its Subsidiaries, plus the sum of minority interests, convertible preferred securities, and preferred stock, all determined in accordance with GAAP and consistently applied.

          "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth, and (ii) Consolidated Debt for Borrowed Money.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.08 or 2.09.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit,
     (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause
     (i) below (collectively, "Guaranteed Debt") guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Subsidiary" means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

          "Designation   Agreement"   means,  with  respect  to  any  Designated
     Subsidiary, an agreement in the form of Exhibit D hereto signed by such Designated Subsidiary and the Company.

          "Disclosed Litigation" has the meaning specified in Section 3.01(b).

          "Dollars" and the "$" sign each means lawful currency of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

          "Effective Date" has the meaning specified in Section 3.01.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, in each case, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental
     Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Affiliate" means any Person which the Company accounts for in its Consolidated financial statements on an equity basis pursuant to GAAP.

          "Equivalent" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Committed Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Committed Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
     (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days, unless the 30-day notice requirement with respect to such event has been waived by the PBGC;
     (b) the  application  for a minimum  funding waiver with respect to a Plan;
     (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "EURIBO Rate" means, for any Interest Period, the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

          "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

          "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
     (a)(i) in the case of any Advance denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
     Section 2.08.

          "Eurocurrency Rate Advance" means an Advance denominated in Dollars or
     a  Committed   Currency   that  bears   interest  as  provided  in  Section
     2.07(a)(ii).

          "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Extension Date" has the meaning specified in Section 2.19(b).

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" has the meaning specified in Section 1.03.

          "Guaranteed Obligations" has the meaning specified in Section 7.01.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Immaterial Subsidiary" means, at any time, any Subsidiary of the Company (other than any Designated Subsidiary) having (a) Consolidated assets with a value of less than 2% of the total value of the Consolidated assets of the Company and its Subsidiaries, taken as a whole and (b) Consolidated revenues of less than 2% of the Consolidated revenues of the Company and its Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed fiscal year of the Company.

          "Increase Date" has the meaning specified in Section 2.18(a).

          "Increasing Lender" has the meaning specified in Section 2.18(b).

          "Information   Memorandum"  means  the  information  memorandum  dated
     October 31, 2006 used by the Agent in connection with the syndication of the Commitments.

          "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (a) such Borrower may not select any Interest Period that ends after the latest Termination Date;

          (b) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

          (c) in the case of any such Borrowing, such Borrower shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by such Borrower in the applicable Notice of Borrowing as the desired alternative to an Interest Period of nine or twelve months;

          (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Issuance" with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

          "Issuing Bank" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C Cash Deposit Account" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent and the Company.

          "L/C  Related   Documents"  has  the  meaning   specified  in  Section
     2.06(b)(i).

          "Lenders" means each Initial Lender, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 or 2.19 and each Person that shall become a party hereto pursuant to Section 9.07.

          "Letter of Credit" has the meaning specified in Section 2.01(b).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers and their specified Subsidiaries in (a) the Dollar amount set forth opposite the Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", in each case as such amount may be reduced prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $200,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of any Borrower to perform its obligations under this Agreement or any Note.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple  Employer Plan" means a single  employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Non-Consenting Lender" has the meaning specified in Section 2.19(b).

          "Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

          "Payment Office" means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

          "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation  (or  any
     successor).

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section
     5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting practices; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, performance bids, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) judgment bonds so long as the enforcement of such liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting practices; (f) liens of a lessor or sublessor with respect to property under an operating lease and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject; and (g) so long as such liens do not secure Debt, liens arising under standard custodial, bailee or depositary arrangements (including deposit accounts with banks or other financial institutions).

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Post-Petition Interest" has the meaning specified in Section 7.05.

          "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 7 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless the such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt

     Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Ratable Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to
     Section 2.07 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.07 or 6.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).

          "Reference Banks" means Citibank, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

          "Register" has the meaning specified in Section 9.07(d).

          "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

          "Revolving Credit Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof as such Lender's "Revolving Credit Commitment", (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into an Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18.

          "S&P"  means  Standard  &  Poor's,   a  division  of  The  McGraw-Hill
     Companies, Inc.

          "Single  Employer  Plan" means a single  employer  plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Sub-Agent" means Citibank International plc.

          "Subordinated Obligations" has the meaning specified in Section 7.05.

          "Subsidiary" of any Person means any corporation, partnership, joint venture or limited liability company of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (b) the interest in the capital or profits of such limited liability company, partnership or joint venture is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Termination Date" means the earlier of (a) November 21, 2011, subject to the extension thereof pursuant to Section 2.19 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.19 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

          "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers or their specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

          "Unused  Commitment"  means,  with respect to each Lender at any time,
     (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus
     (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to
     Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

     SECTION 2.01. The Advances and Letters of Credit. (a) The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an aggregate amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed such Lender's Unused Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Commitment, the Borrowers may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

          (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a "Letter of Credit") denominated in Dollars for the account of any Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Effective Date until 30 days before the latest Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than 10 Business Days before the latest Termination Date. Within the limits referred to above, the Borrowers may from time to time request the Issuance of Letters of Credit under this
     Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

     SECTION  2.02.  Making the  Advances.  (a) Except as otherwise  provided in
Section  2.03(c),  each Borrowing shall be made on notice,  given not later than
(x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

          (b) Anything in subsection (a) above to the contrary  notwithstanding,
     (i) no Borrower may select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than six separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting the Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.


     SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof. Each such notice by a Borrower of Issuance of a Letter of Credit (a "Notice of Issuance") shall be by telecopier or telephone, confirmed immediately in writing, specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the applicable Borrower shall agree for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section 3.03, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Participations. By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to such Borrower for any reason, which amount will be advanced, and deemed to be an Advance to such Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.03. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's
     Revolving Credit Commitment is amended pursuant to an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

          (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the applicable Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft, without regard to whether the making of such an Advance would exceed such Issuing Bank's Unused Commitment. Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the applicable Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the applicable Borrower, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance pursuant to Section 2.03(b). Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent and each Lender (with a copy to the Company) on the first
     Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (e) Failure to Make Advances. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

          SECTION 2.04. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2006, and on the Termination Date.

          (b) Letter of Credit Fees. (i) Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued for the account of such Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances in effect from time to time during such calendar quarter, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended December 31, 2006, and on the Termination Date applicable to such Lender; provided that the Applicable Margin shall be 1% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if such Borrower is required to pay default interest pursuant to Section 2.07(b).

               (ii) Each Borrower shall pay to each Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum of the Available Amount of each Letter of Credit issued by such Issuing Bank, payable in arrears quarterly on the last day of each March, June, September and December, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

          (c) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

     SECTION 2.05. Optional Termination or Reduction of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     SECTION 2.06. Repayment of Advances and Letter of Credit Drawings. (a) Each Borrower shall repay to the Agent for the ratable account of the Lenders on each applicable Termination Date the aggregate principal amount of the Advances made to such Borrower then outstanding.

          (b) The obligations of each Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by such Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):


               (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or


               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.


     SECTION 2.07. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
          (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii)  Eurocurrency  Rate  Advances.  During such  periods as such
          Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus
          (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Agent may with the consent, and shall upon the request, of the Required Lenders, require the Borrowers to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause
     (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

     SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees, if requested by the Agent, to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

          (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon (A) the Borrower of such Eurocurrency Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or

     (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

          (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

          (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

          (f) If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances after the Agent has requested such information,

               (i) the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

               (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 2.09. Optional Conversion of Advances. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and

(iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

     SECTION 2.10. Prepayments of Advances. (a) Optional. Each Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same
Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof and
(y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

          (b) Mandatory. (i) If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus the aggregate Available Amount of all Letters of Credit then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

          (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrowers shall be obligated to reimburse to the Lenders in respect thereof pursuant to
     Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Company and the Lenders.

     SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the Issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder or to the Issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed
Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such demand (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency), not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds and irrespective of any right of counterclaim or set-off. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds and irrespective of any right of counterclaim or set-off. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, facility fees or commissions ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending
Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18 or an extension of the Termination Date pursuant to Section 2.19, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of facility fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

     (f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this
Section 2.13; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that each Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(f).

          SECTION 2.14. Taxes. (a) Any and all payments by each Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

          (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of such Borrower through an account or branch outside the United States or by or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Company with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Company with the appropriate form, certificate or other document described in Section 2.14(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or
     (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however,  that  should a Lender  become  subject  to Taxes  because  of its failure to deliver a form, certificate or other document required hereunder, the Company shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than as payment of an Advance made by an Issuing Bank pursuant to the first sentence of
Section 2.03(c) or pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

     SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

          (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto,
     (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

     SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries, including commercial paper backstop.

     SECTION 2.18. Increase in the Aggregate Commitments. (a) The Company may, at any time but in any event not more than twice in any calendar year prior to the latest Termination Date, by notice to the Agent, request that the aggregate amount of the Commitment be increased in minimum increments of $25,000,000 (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the latest scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however that
(i) in no event shall the aggregate amount of the Commitments at any time exceed $1,250,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Section 3.03 shall be satisfied.

          (b) The Agent shall promptly notify the Lenders of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Company and the Agent.

          (c) Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in a minimum amount of $10,000,000.

          (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
     Section 2.18(b) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

               (i) (A) certified copies of resolutions of the Board of Directors of the Company or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Company (which may be in-house counsel), in substantially the form of Exhibit E hereto;

               (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent and the Company; and

               (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, in the case of such Assuming

Lender, an amount equal to such Assuming Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Revolving Credit Commitments (without giving effect to the relevant Commitment Increase). After the Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase), and the Company shall pay such Lender any amounts due pursuant to Section 9.04.

     SECTION 2.19. Extension of Termination Date. (a) At least 30 days but not more than 45 days prior to either or both of the first and second anniversaries of the Effective Date, the Borrower, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to the applicable anniversary date, notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the applicable anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Borrower not later than 15 days prior to the applicable anniversary date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

          (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Termination Date in effect at such time shall, effective as at the applicable anniversary date (the "Extension Date"), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Section 3.03 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.19, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.19 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this
     Section 2.19 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

          (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.19, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

               (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

               (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

               (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

     provided further that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.19 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

          (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.19) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than three Business Days prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction of the applicable conditions in Section 3.03, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.19, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

     SECTION  3.01.  Conditions  Precedent  to  Effectiveness  of Section  2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) Except as disclosed in filings made by the Company with the Securities and Exchange Commission, press releases and other public disclosures prior to the Effective Date, there shall have occurred no Material Adverse Change since December 31, 2005.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (d) The Company shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

          (e) The Company shall have paid all accrued and invoiced fees and expenses of the Agent and the Lenders (including the accrued and invoiced fees and expenses of counsel to the Agent).

          (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (g) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

               (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

               (iv) A  favorable  opinion  of  William D.  Eggers,  Senior  Vice
          President and General Counsel of the Company, substantially in the form of Exhibit E hereto.

               (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

     SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the Agent's receipt on or before the date of such initial Advance of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Notes) in sufficient copies for each Lender:

          (a) The Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

          (b) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

          (c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

          (d) A certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and the Notes to be delivered by it and to perform its obligations hereunder and thereunder.

          (e)  A  Designation   Agreement  duly  executed  by  such   Designated
     Subsidiary and the Company.

          (f) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the form of Exhibit E hereto, and as to such other matters as any Lender through the Agent may reasonably request.

          (g) Such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

     SECTION 3.03. Conditions Precedent to Each Borrowing, Issuance and Commitment Increase. The obligation of each Lender to make an Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit, each Commitment Increase and each extension of Commitments pursuant to Section 2.19 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, such Issuance, the applicable Increase Date or the applicable Extension Date (as the case may be) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance, request for Commitment Increase or request for extension of Commitments and the acceptance by any Borrower of the proceeds of such Borrowing or such Issuance or such Increase Date or Extension Date shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such Issuance, such Increase Date or such Extension Date such statements are true):

          (a) the representations and warranties contained in Section 4.01 (except, in the case of Borrowings and Issuances, the representations set forth in the last sentence of subsection (e) thereof, in subsection (f)(i) thereof and in subsection (n) thereof) are correct on and as of such date, before and after giving effect to such Borrowing, such Issuance, such Commitment Increase or such extension of Commitments and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Borrowing or Issuance shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Borrowing or such Issuance, before and after giving effect to such

     Borrowing, such Issuance such Commitment Increase or such extension of Commitments and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) no event has occurred and is continuing, or would result from such Borrowing, such Issuance, such Commitment Increase or such extension of Commitments or from the application of the proceeds therefrom, that constitutes a Default.

     SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders and the Company of the occurrence of the Effective Date and the Lenders of each date of initial Advance to a Designated Subsidiary, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

          (b) The execution, delivery and performance by the Company of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes to be delivered by it.

          (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, an independent registered public accounting firm, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2006, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, in all material respects, subject, in the case of said balance sheet as at September 30, 2006, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2005, there has been no Material Adverse Change.

          (f) There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (g) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (h) The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (i) No ERISA Event exists or is reasonably expected to occur with respect to any Plan that could reasonably be expected to result in a material liability to the Company.

          (j) The operations and properties of the Company and its Subsidiaries taken as a whole comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved or is being contested in good faith by appropriate proceedings, and no circumstances exist that would be reasonably likely to form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect.

          (k) With such exceptions as are not material, the Company has filed, has caused to be filed or has been included in all tax returns (federal, State, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (l) The Company has title to its properties sufficient for the conduct of business, and none of such property is subject to any Lien except for Liens permitted by Section 5.02(a) hereof.

          (m) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of the Company to the Agent or any Lender in connection with the negotiation and syndication of this Agreement or pursuant to the terms of this Agreement, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, when taken as a whole, not misleading; provided that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and that no assurances can be given that such projections will be realized).

          (n) The Borrowers and their respective Subsidiaries, taken as a whole, are Solvent.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, and Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Patriot Act except in each case to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge
     (A) any taxes, assessments, reassessments, charges, levies or claims that, either individually or in the aggregate, do not exceed $5,000,000 (or the equivalent thereof in one or more foreign currencies) at any time or (B) any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries (other than Immaterial Subsidiaries) to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise or the existence of any Subsidiary if the preservation thereof is no longer material to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

          (e) Visitation Rights. At any reasonable time, upon reasonable notice and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof (at their sole cost and expense), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account of the Company and each such Subsidiary in accordance with, and to the extent required by, generally accepted accounting principles in effect from time to time.

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary in any material respect than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided that the foregoing shall not prohibit transactions between or among the Company and its Subsidiaries not involving any other Affiliate.

          (i) Reporting Requirements. Furnish to the Lenders:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion unqualified as to scope and going concern by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by the Company and certificates of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (iii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all quarterly and annual reports and proxy solicitations that the Company sends to its public securityholders, and copies of all reports on Form 8-K (or their equivalents) and registration statements for the public offering of securities that the Company or any Subsidiary files with the Securities and Exchange Commission (the "SEC") or any national securities exchange;

               (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f); and

               (vi) such other information respecting the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

               Financial  reports  required to be delivered  pursuant to clauses
          (i), (ii) and (iv) above shall be deemed to have been delivered on the date on which such report is posted on the SEC's website at www.sec.gov, and such posting shall be deemed to satisfy the financial reporting requirements of clauses (i), (ii) and (iv) above, provided, that, in each instance the Company shall provide all other reports and certificates required to be delivered under this Section 5.01(i) in the manner set forth in Section 9.02.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, and Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will not:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i) Permitted Liens,

               (ii) purchase money Liens upon or in any assets acquired or held by the Company or any Subsidiary to secure the purchase price of such assets or to secure Debt incurred solely for the purpose of financing the acquisition, improvement or construction of such assets (including any Liens placed on such assets within 180 days after the latest of the acquisition, completion of construction or improvement of such assets), or Liens existing on such assets at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such assets) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any assets of any character other than the assets being acquired, improved or constructed and no such extension, renewal or replacement shall extend to or cover any assets not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed $$100,000,000 at any time outstanding,

               (iii) the Liens existing on the Effective Date securing Debt outstanding on the Effective Date in an aggregate amount not exceeding $50,000,000,

               (iv) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,

               (v) Liens securing Debt owing by any Subsidiary of the Company to the Company,

               (vi) Liens securing Debt of Subsidiaries of the Company organized under the laws of any country other than the United States of America or a State thereof,

               (vii) Liens created under any capital lease on the assets that are the subject of such lease,

               (viii) Liens arising out of the L/C Cash Deposit Account or any Liens securing obligations under this Agreement,

               (ix) other Liens securing Debt in an aggregate principal amount not to exceed the amount specified therefor in Section 5.02(d)(viii) at any time outstanding,

               (x) assignments of the right to receive income and Liens that arise in connection with limited recourse or non-recourse sales, transfers or other dispositions of accounts receivable (together with related rights of collection or credit enhancements thereof) in an aggregate amount not to exceed $500,000,000 at any time outstanding, and

               (xi) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto, so long as the principal amount of Debt secured by any such Lien is not increased in connection with any such replacement, extension or renewal of the Debt secured thereby.

          (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries (other than its Immaterial Subsidiaries) to do so, except that
     (i) any Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company, (ii) any Subsidiary of the Company may merge into or dispose of assets to the Company and (iii) the Company may merge with any other Person so long as the Company is the surviving corporation, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

          (d) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

               (i) Debt owed to the Company or to a wholly owned Subsidiary of the Company or Debt owed under this Agreement,

               (ii) Debt  existing on the  Effective  Date that is  described on
          Schedule 5.02(d) hereto or the principal or face amount of which does not exceed $10,000,000 individually or $25,000,000 in the aggregate (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, as a result of or in connection with such extension, refunding or refinancing,

               (iii) Debt incurred by Subsidiaries of the Company organized under the laws of any country other than the United States of America or a State thereof aggregating for all such Subsidiaries of not more than $500,000,000 at any one time outstanding,

               (iv) guarantees of Debt of the Company or any other Subsidiary of the Company,

               (v) guarantees of Debt of any Person (other than the Company or any of its Subsidiaries), provided that the aggregate principal amount of such Debt shall not exceed $25,000,000 at any one time outstanding,

               (vi) obligations of any Subsidiary of the Company organized under the laws of any country other than the United States of America or a State thereof under any Hedge Agreements entered into in the ordinary course of business to protect the Company and its Subsidiaries against fluctuations in interest or exchange rates;

               (vii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and

               (viii) other Debt aggregating for all of the Company's Subsidiaries, together with Debt secured by Liens permitted under
          Section 5.02(a)(ix), an amount not to exceed $150,000,000 at any one time outstanding.

     (e) Change in Nature of Business. Make any material change in the nature of the business of the Company and its Subsidiaries, taken as a whole, as carried on at the date hereof.

     (f) Dividends, Etc. Declare any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Company, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Company or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, unless no Default under Section 5.03 or Event of Default under Section 6.01(a) shall have occurred and be continuing at the time of any such action described above or would result therefrom.

     SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, and Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will:

     (a) Leverage Ratio. Maintain, as at the end of each fiscal quarter, a ratio of Consolidated Debt for Borrowed Money to Consolidated Total Capital of not greater than 0.50 to 1.00.

     (b) Interest Coverage Ratio. Maintain, as at the end of each fiscal quarter, a ratio of Consolidated Adjusted EBITDA for the period of four fiscal quarters then ended of the Company and its Subsidiaries to Consolidated Interest Expense of the Company and its Subsidiaries during such period of not less than 3.50:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Company or any other Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Company or any other Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five days after the same becomes due and payable; or

     (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement or by any Designated Subsidiary in the Designation Agreement pursuant to which such Designated Subsidiary became a Borrower hereunder shall prove to have been incorrect in any material respect when made; or

     (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i), 5.02 or 5.03, or (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

     (d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or net amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (e) The Company or any of its Subsidiaries (other than any of its Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries (other than any of its Immaterial Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries (other than any of its Immaterial Subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A-" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

     (g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Borrower); or

     (h) The Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $75,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

     (j) so long as any Subsidiary of the Company is a Designated Subsidiary, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any other Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

     SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrowers than clause (a); provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrowers, which are expressly waived by each Borrower, to be held in the L/C Cash Deposit Account. If at any time an Event of Default is continuing the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be returned to the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

     SECTION  7.01.  Unconditional  Guaranty.  The  Company  hereby  absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by such Borrower to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

     SECTION 7.02. Guaranty Absolute. (a) The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:


     (a) any lack of validity or enforceability of this Agreement, any Note or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

     (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement and the Notes or any other assets of any Borrower or any of its Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

     (f) any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

     (g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or

     (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.


     SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

          (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

          (d) The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

          (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

     SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty,
(b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed
Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

     SECTION 7.05. Subordination. The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by any Borrower (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

          (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default under Section 6.01(a) or (e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company may receive regularly scheduled payments from such Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), however, unless the Required Lenders otherwise agree, the

     Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to such Borrower, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Company receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Guaranty.

          (d) Agent Authorization. After the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and
     (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

     SECTION 7.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.

                                  ARTICLE VIII

                                    THE AGENT

     SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company or any other Borrower pursuant to the terms of this Agreement.

     SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this

Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or 2.19, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Company or any other Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Company or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent. In the event that Citibank or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act") in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Borrower hereunder or under any other Loan Document by or on behalf of Citibank in its capacity as the Agent for the benefit of any Lender under this Agreement or any Note (other than Citibank or an Affiliate of Citibank) and which is applied in accordance with this Agreement shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

     SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

          (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.

          (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
     Section 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this Section 9.05 that are subsequently reimbursed by the Company.

     SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Company, each other Borrower and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

                  SECTION 8.08. Other Agents. Each Lender hereby acknowledges that none of the arrangers, syndication agent, documentation agents nor any other Lender designated as any "Agent" (other than the Agent) on the signature pages or the cover page hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders other than in accordance with Section 2.18, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release the Company from any of its obligations under Article VII or (g) amend this Section 9.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note and (y) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

     SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 9.02(b) and in the proviso to this
Section 9.02(a), if to the Company or to any Designated Subsidiary at the Company's address at One Riverfront Plaza, Corning, NY 14831, Facsimile number
(607) 974-6686, Telephone number (607) 974-9000 Attention: Secretary; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, provided that materials required to be delivered pursuant to Section 5.01(i)(i), (ii) or (iv) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to the Company by the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to
Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          (b) So long as Citibank or any of its Affiliates is the Agent and except as otherwise provided in Section 5.01(i), materials required to be delivered pursuant to Section 5.01(i)(i), (ii) and (iv) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (other than notices delivered under Article II) (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"), provided that the Lenders and any other Person given access to the Platform by the Agent shall have agreed in writing to the provisions of Section
     9.08. The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

          (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

     SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all out of pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 9.04(a).

          (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances. In furtherance of the foregoing, the Company agrees to pay any civil penalty or fine assessed by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with the defense thereof by, the Agent or any Lender solely as a result of conduct of the Company or any of its Subsidiaries that violates a sanction enforced by OFAC.

          (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10, 2.12 or 2.18, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this

     Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, the applicable Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section
     2.08 or 2.12 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the Company such excess.

          (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

     SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the appropriate Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

     SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 9.07. Assignments and Participations. (a) Each Lender may with the consent of each Issuing Bank (which consent shall not be unreasonably withheld or delayed) and, if demanded by the Company (so long as no Event of Default shall have occurred and be continuing and following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the Unissued Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in each case, unless the Company and the Agent otherwise agree (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than its obligations under Section 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

     (d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company, the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company or any other Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Company Information relating to any Borrower received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 9.08. Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Company furnished to the Agent or the Lenders by the Company (such information being referred to collectively herein as the "Company Information"), except that each of the Agent and each of the Lenders may disclose Company Information (i) to its and its affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Company Information and such person shall have agreed to keep such Company Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or requested by any self-regulatory authority, provided that, to the extent practicable, the Company is given prompt written notice of such requirement or request prior to such disclosure and assistance in obtaining an order protecting such information from public disclosure, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to any assignee or participant or prospective assignee or participant, (vii) to the extent such Company Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Company and not, to the knowledge of the Agent or such Lender, in breach of such third party's obligations of confidentiality and (viii) with the consent of the Company.

     SECTION 9.09. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, upon not less than 10 Business Days' notice, notify the Agent that the Company intends to designate a Subsidiary as a "Designated Subsidiary" for purposes of this Agreement. On or after the date that is 10

Business Days after such notice, upon delivery to the Agent and each Lender of a Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D hereto, such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of the Company's notice of such pending designation by the Company and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 9.09(a), if the designation of such Designated Subsidiary obligates the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations.

     If the Company shall designate as a Borrower hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and the Company, fulfill its Commitment by causing an Affiliate of such Lender organized in the same jurisdiction as such Designated Subsidiary or another foreign jurisdiction agreed to by such Lender and the Company, to act as the Lender in respect of such Designated Subsidiary, and such Lender shall, to the extent of Advances made to such Designated Subsidiary, be deemed for all purposes hereof to have satisfied its Commitment hereunder in respect of such Designated Subsidiary.

     As soon as practicable after receiving notice from the Company or the Agent of the Company's intent to designate a Subsidiary as a Designated Borrower, and in any event no later than five Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a "Protesting Lender") shall so notify the Company and the Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated or assigned to a Lender or an Eligible Assignee that is not a Protesting Lender; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Designated Subsidiary (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a "Designated Subsidiary" hereunder.

     (b) Termination. Upon the indefeasible payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

     SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

     (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

     (c) The obligation of any Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

     SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Company and each Designated Subsidiary hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company and each Designated Subsidiary hereby further irrevocably consent to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section
9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. To the extent that each Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.14. Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

     SECTION 9.15. No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by such Issuing Bank's willful misconduct or gross negligence when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

     SECTION 9.16. Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Each Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

     SECTION 9.17. Power of Attorney. Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with
Section 9.01 on behalf of and in the name of such Subsidiary and (b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

     SECTION 9.18. Waiver of Jury Trial. Each of the Company, each other Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                CORNING INCORPORATED

                                                By /s/ Phillip E. Gorham
                                                Title:  Assistant Treasurer

                                                CITIBANK, N.A.,
                                                as Agent

                                                By /s/ Carolyn A. Kee
                                                Title:  Vice President


                                     Lenders
                                     -------

Letter of Credit Commitment

$100,000,000                                    CITIBANK, N.A.

                                                By /s/ Carolyn A. Kee
                                                Title:  Vice President

$100,000,000                                    JPMORGAN CHASE BANK, N.A.

                                                By /s/ Christophe Vohmann
                                                Title:  Vice President


$200,000,000            Total of the Letter of Credit Commitments


Revolving Credit Commitment
---------------------------

$125,000,000                                     CITIBANK, N.A.

                                                 By /s/ Carolyn A. Kee
                                                 Title:  Vice President

$125,000,000                                     JPMORGAN CHASE BANK, N.A.

                                                 By /s/ Christophe Vohmann
                                                 Title:  Vice President

                             Co-Documentation Agents
                             ------------------------

$100,000,000                                    BANK OF AMERICA, N.A.

                                                By /s/ Kevin McMahon
                                                Title:  Senior Vice President

$100,000,000                            THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
                                        NEW YORK BRANCH

                                         By /s/ Harumi Kambara
                                             Title:  Authorized Signatory

$100,000,000                             WACHOVIA BANK, NATIONAL ASSOCIATION

                                         By /s/ Thomas Liu
                                             Title:  Vice President

$100,000,000                             BARCLAYS BANK PLC

                                         By /s/ Nicholas Bell
                                             Title:  Director

$100,000,000                             DEUTSCHE BANK AG NEW YORK BRANCH

                                         By /s/ Yvonne Tilden
                                             Title:  Vice President

                                         By /s/ Andreas Neumeier
                                             Title:  Director


                                 Managing Agents
                                 ---------------

$75,000,000                      MIZUHO CORPORATE BANK, LTD.

                                 By /s/ Bertram H. Tang
                                 Title:  Senior Vice President and Team Leader

$75,000,000                      STANDARD CHARTERED BANK

                                 By /s/ Richard VandeBerghe
                                 Title:  Director

                                 By /s/ Robert Reddington
                                 Title:  Associate


                                     Lenders
                                     -------

$50,000,000                             WILLIAM STREET COMMITMENT
                                        CORPORATION (Recourse only to assets of
                                        William Street Commitment Corporation)

                                        By /s/ Mark Walton
                                        Title:  Assistant Vice President

$50,000,000                             SUMITOMO MITSUI BANKING CORPORATION

                                        By /s/ David Buck
                                        Title:  Senior Vice President

$25,000,000                     MELLON BANK, N.A.

                                By /s/ Robert J. Mitchell
                                Title:  First Vice President

$25,000,000                     THE BANK OF NOVA SCOTIA

                                By /s/ Chris Osborn
                                Title:  Managing Director

$25,000,000                     BANK OF CHINA, NEW YORK BRANCH

                                By /s/ Richard Brad spies
                                Title:  Deputy General Manager

$25,000,000                     BANK OF TAIWAN, NEW YORK AGENCY

                                By /s/ Hung Chen
                                Title:  Assistant Vice President

$25,000,000                     MEGA INTERNATIONAL COMMERCIAL BANK
                                CO., LTD., NEW YORK BRANCH

                                By /s/ Nae-Yee Lung
                                Title:  Senior Vice President & General Manager

$1,125,000,000    Total of the Revolving Credit Commitments


                                                                                                                         SCHEDULE I
                                                                                                               CORNING INCORPORATED
                                                                                              AMENDED AND RESTATED CREDIT AGREEMENT
                                                                                                         APPLICABLE LENDING OFFICES

--------------------------------------- ------------------------------------------- -------------------------------------------
        Name of Initial Lender                   Domestic Lending Office                   Eurocurrency Lending Office
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------

--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Bank of America,                        2001 Clayton Road                           2001 Clayton Road
N.A.                                    Building B, 2nd Floor                       Building B, 2nd Floor
                                        Concord, CA  94520                          Concord, CA  94520
                                        Attn:  Rechelle Liguid                      Attn:  Rechelle Liguid
                                        T:  925 675-8139                            T:  925 675-8139
                                        F:  888 969-2443                            F:  888 969-2443
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Bank of China,                          Street410 Madison Avenue                    410 Madison Avenue
New York Branch                         New York, NY 10017                          New York, NY 10017
                                        Attn:  Yungtuen Lee                         Attn:  Yungtuen Lee
                                        T:  212 935-3101                            T:  212 935-3101
                                        F:  646 840-1796                            F:  646 840-1796
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
The Bank of Nova Scotia                 580 California Street                       580 California Street
                                        Suite 2100                                  Suite 2100
                                        San Francisco, Ca  94104                    San Francisco, Ca  94104
                                        Attn:  Rachelle Duncan                      Attn:  Rachelle Duncan
                                        T:  212 225-5705                            T:  212 225-5705
                                        F:  212 225-5709                            F:  212 225-5709
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Bank of Taiwan,                         100 Wall Street                             100 Wall Street
New York Agency                         11th Floor                                  11th Floor
                                        New York, NY 10005                          New York, NY 10005
                                        Attn:  Jessie Chang                         Attn:  Jessie Chang
                                        T:  212 968-8128                            T:  212 968-8128
                                        F:  212 968-8370                            F:  212 968-8370
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
The Bank of Tokyo-Mitsubishi UFJ,       c/o The Bank of Tokyo-Mitsubishi UFJ,       c/o The Bank of Tokyo-Mitsubishi UFJ,
Ltd., New York Branch                   Ltd., New York Branch                       Ltd., New York Branch
                                        1251 Avenue of the Americas                 1251 Avenue of the Americas
                                        12th Floor                                  12th Floor
                                        New York, NY 10020                          New York, NY 10020
                                        Attn:  Rolandu Uy                           Attn:  Rolandu Uy
                                        T:  201 413-8570                            T:  201 413-8570
                                        F:  201 521-2304                            F:  201 521-2304
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Barclays Bank PLC                       200 Cedar Knolls Road                       200 Cedar Knolls Road
                                        Whippany, NJ 07981                          Whippany, NJ 07981
                                        Attn:  Jan Becker                           Attn:  Jan Becker
                                        T:  973 576-3795                            T:  973 576-3795
                                        F:  973 576-3014                            F:  973 576-3014
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Citibank, N.A.                          Two Penns Way                               Two Penns Way
                                        New Castle, DE 19720                        New Castle, DE 19720
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Deutsche Bank AG New York Branch        60 Wall street                              60 Wall Street
                                        New York, NY 10005                          New York, NY 10005
                                        Attn:  Yvonne Preil                         Attn:  Yvonne Preil
                                        T:  212 250-5391                            T:  212 250-5391
                                        F:  212 797-4347                            F:  212 797-4347
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
JPMorgan Chase Bank, NA                 1111 Fannin, 10th Floor                     1111 Fannin, 10th Floor
                                        Houston, TX  77002                          Houston, TX  77002
                                        Attn:  Christie Vo                          Attn:  Christie Vo
--------------------------------------- ------------------------------------------- -------------------------------------------



--------------------------------------- ------------------------------------------- -------------------------------------------
Mega International Commercial Bank      65 Liberty Street                           65 Liberty Street
Co., Ltd., New York Branch              New York,  NY 10005                         New York, NY 10005
                                        Attn: Lucy Chen                             Attn: Lucy Chen
                                        T:  212 815-9117                            T:  212 815-9117
                                        F:  212 766-5006                            F:  212 766-5006
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Mellon Bank, NA                         One Mellon Bank Center                      One Mellon Bank Center
                                        Pittsburgh, PA 15258                        Pittsburgh, PA 15258
                                        Attn:  Teresa Hayward                       Attn:  Teresa Hayward
                                        T:  412 234-4744                            T:  412 234-4744
                                        F:  412 209-6134                            F:  412 209-6134
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Mizuho Corporate Bank, Ltd.             1800 Plaza Ten                              1800 Plaza Ten
                                        Harborside Financial Center                 Harborside Financial Center
                                        Jersey city, NJ 07311                       Jersey city, NJ 07331
                                        Attn:  Maragaret Schwed                     Attn:  Maragaret Schwed
                                        T:  201 626-9138                            T:  201 626-9138
                                        F:  201 626-9913                            F:  201 626-9913
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Standard Chartered Bank                 Attn:  Vicky Faltine                        Attn:  Vicky Faltine
                                        T:  212 667-0203                            T:  212 667-0203
                                        F:  212 667-0287                            F:  212 667-0287
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Sumitomo Mitsui Banking Corporation     277 Park Avenue                             277 Park Avenue
                                        New York, NY 10172                          New York, NY 10172
                                        Attn:  Yvette Browne                        Attn:  Yvette Browne
                                        T:  212 224-4306                            T:  212 224-4306
                                        F:  212 224-5197                            F:  212 224-5197
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
Wachovia Bank, National Association     201 S. College Street                       201 S. College Street
                                        CP9, NC1183                                 CP9, NC1183
                                        Charlotte, NC 28288                         Charlotte, NC 28288
                                        Attn:  Sharon Holman                        Attn:  Sharon Holman
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------
William Street Commitment Corporation   30 Hudson Street, 17th Floor                30 Hudson Street, 17th Floor
                                        Jersey City, NJ 07302                       Jersey City, NJ 07302
                                        Attn:  Philip Green                         Attn:  Philip Green
                                        T:  212 357-7570                            T:  212 357-7570
                                        F:  212 357-4597                            F:  212 357-4597
--------------------------------------- ------------------------------------------- -------------------------------------------
--------------------------------------- ------------------------------------------- -------------------------------------------



                                                                                SCHEDULE 2.01(b)

                           Existing Letters of Credit
     Issuer             Issue Date        Expiry Date       Face Amount            Beneficiary
 Citibank, N.A.          10/15/05           3/12/07         $15,000,000          ACE INA Overseas
                                                                                    Insurance
 Citibank, N.A.          12/9/05           12/31/06         $28,638,000        Travelers Indemnity
                                                                                     Insurance



                                                               SCHEDULE 3.01(b)
                              Disclosed Litigation


Environmental Litigation. Corning has been named by the Environmental Protection Agency (the Agency) under the Superfund Act, or by state governments under similar state laws, as a potentially responsible party at 12 active hazardous waste sites. Under the Superfund Act, all parties who may have contributed any waste to a hazardous waste site, identified by such Agency, are jointly and severally liable for the cost of cleanup unless the Agency agrees otherwise. It is Corning's policy to accrue for its estimated liability related to Superfund sites and other environmental liabilities related to property owned by Corning based on expert analysis and continual monitoring by both internal and external consultants. Corning has accrued approximately $15 million (undiscounted) for its estimated liability for environmental cleanup and litigation at September 30, 2006.

Dow Corning Bankruptcy. Corning and The Dow Chemical Company ("Dow Chemical") each own 50% of the common stock of Dow Corning. In May 1995, Dow Corning filed for bankruptcy protection to address pending and claimed liabilities arising from many thousand breast implant product lawsuits. On June 1, 2004, Dow Corning emerged from Chapter 11 with a Plan of Reorganization (the "Plan") which provided for the settlement or other resolution of implant claims. The Plan also includes releases for Corning and Dow Chemical as shareholders in exchange for contributions to the Plan.

Under the terms of the Plan, Dow Corning has established and is funding a Settlement Trust and a Litigation Facility to provide a means for tort claimants to settle or litigate their claims. Inclusive of insurance, Dow Corning has paid approximately $1.6 billion to the Settlement Trust. As of September 30, 2006, Dow Corning had recorded a reserve for breast implant litigation of $1.7 billion and anticipates insurance receivables of $207 million. As a separate matter arising from the bankruptcy proceedings, Dow Corning is defending claims asserted by a collection of commercial creditors who claim additional interest at default rates and enforcement costs, during the period from May 1995 through June 2004. On July 26, 2006, the U.S. Court of Appeals vacated the judgment of the District Court fixing the interest component, ruled that default interest and enforcement costs may be awarded subject to equitable factors to be determined, and directed that the matter be remanded for further proceedings. Dow Corning filed a petition for rehearing by the Court of Appeals, which has not yet been decided. As of September 30, 2006, Dow Corning has estimated the interest payable to commercial creditors to be within the range of $67.4 million to $207.4 million. As Dow Corning management believes no single amount within the range appears to be a better estimate than any other amount within the range, Dow Corning has recorded the minimum liability within the range. Should Dow Corning not prevail in this matter,Corning's equity earnings would be reduced by its 50% share of the amount in excess of $67.4 million, net of applicable tax benefits. There are a number of other claims in the bankruptcy proceedings against Dow Corning awaiting resolution by the U.S. District Court, and it is reasonably possible that Dow Corning may record bankruptcy-related charges in the future. There are no remaining tort claims against Corning, other than those that will be channeled by the Plan into facilities established by the Plan or otherwise defended by the Litigation Facility.

Pittsburgh Corning Corporation. Corning and PPG Industries, Inc. ("PPG") each own 50% of the capital stock of Pittsburgh Corning Corporation ("PCC"). Over a period of more than two decades, PCC and several other defendants have been named in numerous lawsuits involving claims alleging personal injury from exposure to asbestos. On April 16, 2000, PCC filed for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Western District of Pennsylvania. As of the bankruptcy filing, PCC had in excess of 140,000 open claims and had insufficient remaining insurance and assets to deal with its alleged current and future liabilities. More than 100,000 additional claims have been filed with PCC after its bankruptcy filing. As a result of PCC's bankruptcy filing, Corning recorded an after-tax charge of $36 million in 2001 to fully impair its investment in PCC and discontinued recognition of equity earnings. At the time PCC filed for bankruptcy protection, there were approximately 12,400 claims pending against Corning in state court lawsuits alleging various theories of liability based on exposure to PCC's asbestos products and typically requesting monetary damages in excess of one million dollars per claim. Corning has defended those claims on the basis of the separate corporate status of PCC and the absence of any facts supporting claims of direct liability arising from PCC's asbestos products. Corning is also currently named in approximately 10,900 other cases (approximately 42,700 claims) alleging injuries from asbestos and similar amounts of monetary damages per claim. Those cases have been covered by insurance without material impact to Corning to date. Asbestos litigation is inherently difficult, and past trends in resolving these claims may not be indicators of future outcomes.

In the bankruptcy court in April 2000, PCC obtained a preliminary injunction against the prosecution of asbestos actions arising from PCC's products against its two shareholders to afford the parties a period of time in which to negotiate a plan of reorganization for PCC (the "PCC Plan").

On May 14, 2002, PPG announced that it had agreed with certain of its insurance carriers and representatives of current and future asbestos claimants on the terms of a settlement arrangement applicable to claims arising from PCC's products.

On March 28, 2003, Corning announced that it had reached agreement with the representatives of asbestos claimants for the settlement of all current and future asbestos claims against it and Pittsburgh Corning Corporation, which might arise from PCC products or operations. The proposed settlement, if the Plan is approved and becomes effective, will require Corning to relinquish its equity interest in PCC, contribute its equity interest in Pittsburgh Corning Europe N.V. ("PCE"), a Belgian corporation, and contribute 25 million shares of Corning common stock. Corning also agreed to pay a total of $140 million in six annual installments (present value $131 million at March 2003), beginning one year after the Plan becomes effective, with 5.5 percent interest from June 2004, and to assign certain insurance policy proceeds from its primary insurance and a portion of its excess insurance at the time of settlement.

Since March 28, 2003, we have recorded total net charges of $955 million to reflect the agreed settlement contributions and subsequent adjustments for the change in the fair value of the components.

The fair value of the liability expected to be settled by contribution of our investment in PCE, assigned insurance proceeds, and the fair value of 25 million shares of our common stock (totaling $797 million at September 30, 2006) is recorded in the other accrued liabilities component in our consolidated balance sheets. As the timing of this obligation's settlement will depend on future judicial rulings, this portion of the PCC liability is considered a "due on demand" obligation and is classified as a current liability. The remaining portion of the settlement liability (totaling $158 million at September 30, 2006), representing the net present value of the cash payments, is recorded in the other liabilities component in our consolidated balance sheets.

Two of Corning's primary insurers and several excess insurers have commenced litigation for a declaration of the rights and obligations of the parties under insurance policies, including rights that may be affected by the settlement arrangement described above. Corning is vigorously contesting these cases.


The PCC Plan received a favorable vote from creditors in March 2004. Hearings to consider objections to the Plan were held in the Bankruptcy Court in May 2004. For more than two years, there have been several rounds of briefing and argument in the Bankruptcy Court to address these objections. In February, 2006, the Bankruptcy Court requested that the Plan proponents delete references to Section 105(a) of the Bankruptcy Code and resubmit the Plan. The final round of oral argument was held on July 21, 2006. The Bankruptcy Court reserved decision. If the Bankruptcy Court does not approve the PCC Plan in its current form, changes to the Plan are probable as it is likely that the Court will allow the proponents time to propose amendments.

Seoul  Guarantee  Insurance Co. and other  creditors  against  Samsung Group and affiliates. As of March 2005, Samsung Corning Precision Glass Co., Ltd. ("Samsung Corning Precision") and Samsung Corning Co. Ltd. (`Samsung Corning") were two of approximately thirty co-defendants in a lawsuit filed by Seoul Guarantee Insurance Co. and 14 other creditors ("SGI and Creditors") for alleged breach of an agreement that approximately thirty affiliates of the Samsung group entered into with SGI and Creditors in September 1999. The lawsuit is pending in the courts of Korea. According to the agreement, the Samsung affiliates agreed to sell 3.5 million shares of Samsung Life Insurance Co., Ltd. ("SLI") by December 31, 2000, which were transferred to SGI and Creditors in connection with the petition for court receivership of Samsung Motor Inc. In the lawsuit, SGI and Creditors allege that, in the event that the proceeds of sale of the SLI shares is less than 2.45 trillion Korean won (approximately $2.42 billion), the Samsung affiliates allegedly agreed to compensate SGI and Creditors for the shortfall, by other means, including Samsung affiliates' purchase of equity or subordinated debentures to be issued by SGI and Creditors. Any excess proceeds are to be distributed to the Samsung affiliates. As of March 2005, the shares of Samsung Life Insurance Co., Ltd. had not been sold. The suit asks for damages of approximately $4.68 billion plus penalty interest. Samsung Corning Precision and Samsung Corning combined guarantees should represent no more than 3.1% of the Samsung affiliates' total financial obligation. No claim in these matters has been asserted against Corning Incorporated.


Ellsworth Industrial Park, Downers Grove, IL Environmental Litigation. In August 2005, Corning was named as a fourth party defendant in a class action, Ann Muniz
v. Rexnord Corp, filed in the U.S. District Court for the N.D. Illinois, claiming an unspecified amount of damages and asserting various personal injury and property damage claims against a number of corporate defendants. These claims allegedly arise from the release of solvents from the operations of several manufacturers at the place Ellsworth Industrial Park into soil and ground water. As of June 2006, the District Court allowed two cross-claims for contribution against Corning and two third-party complaints for contribution against Corning. On July 10, 2006, plaintiffs settled with a number of defendants and third-party defendants for $15.75 million, and the settling defendants are mediating allocation. Corning has settled with three of the four parties seeking contribution for a total of $99,000; the fourth party seeks approximately $550,000 in settlement. On November 2, 2006, the Court denied the parties' motions for summary judgment and adjourned the trial to March 12, 2007.

In March 2006, Corning was named as an additional party defendant in two actions, Jana Bendik v. Precision Products, Inc. and Kevin Pote v. Ames Supply Company, filed in the Circuit Court of Cook County, Illinois, claiming an unspecified amount of damages and asserting personal injury and wrongful death against a number of corporate defendants as a result of alleged ground water contamination by releases of solvents from manufacturing operations at the Ellsworth Industrial Park site. In May 2006, a corporate defendant filed amended fourth party complaints in both Bendik and Pote alleging that Corning is the alter ego of Harper-Wyman Company.

The sole basis of potential liability against Corning in all of the cases related to Ellsworth Industrial Park is the claim of several corporate defendants that Corning is the successor to and/or alter ego of Harper-Wyman Company.

Saint-Gobain site, Louisville, Kentucky. The Corhart Refractories facility in Louisville, Kentucky was sold to Corcliff Corporation pursuant to an Acquisition Agreement between Corcliff Corporation and Corning Glass Works, "(Corning ") dated April 1, 1985. Corcliff was subsequently sold to Saint-Gobain Corporation which operated at the site until 2005. Saint-Gobain asserts in a letter dated October 24, 2006, that liability for the environmental condition of the site remains with Corning pursuant to the 1985 Acquisition Agreement and under environmental and common law. Saint-Gobain notes the estimated cost to excavate and demolish the building is $3.8 million; however, if local disposal is not an option, the cost could exceed $15 million. On October 24, 2006, Saint-Gobain also provided a site characterization report prepared by Chase Environmental, which is under review. Corning does not agree with the Saint-Gobain's interpretation of the 1985 Agreement, environmental and common law. No formal claim has been asserted against Corning.


                                                               SCHEDULE 5.02(d)
                            Existing Subsidiary Debt
Borrower                     Coupon       Maturity      BV @10/30/2006
------------------------- ------------- ------------- -------------------
Corning Japan KK              4.75%     7/25/2008          $2,363,468

Corning Japan KK              3.50%     4/25/2009          $2,642,019

Corning Japan KK              4.25%     4/25/2009            $169,241

Corning Japan KK              2.15%    10/15/2013          $8,187,727

Corning Japan KK              2.30%      9/5/2014          $6,026,842

Corning Japan KK              2.10%      9/5/2014         $24,107,369

Corning Japan KK              1.50%      6/5/2015         $22,959,399

Corning Japan KK              2.60%      7/5/2014         $39,714,696

Corning Japan KK              2.11%      7/5/2014         $39,714,696
------------------------- ------------- ------------- -------------------
TOTAL                                                    $145,885,456
========================= ============= ============= ===================


                                                            EXHIBIT A - FORM OF
                                                                PROMISSORY NOTE




U.S.$_______________                            Dated:  _______________, 200_


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of November 21, 2006 among the Borrower, [Corning Incorporated,] the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on such date.

     The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest in respect of each Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                 [NAME OF BORROWER]


                                                 By
                                                   ------------------------
                                                 Title:



                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                       Amount of
     Date        Amount of      Principal Paid     Unpaid Principal      Notation
                  Advance         or Prepaid           Balance            Made By
------------- --------------- ------------------ -------------------- ----------------
------------- --------------- ------------------ -------------------- ----------------

------------- --------------- ------------------ -------------------- ----------------
------------- --------------- ------------------ -------------------- ----------------

------------- --------------- ------------------ -------------------- ----------------
------------- --------------- ------------------ -------------------- ----------------

------------- --------------- ------------------ -------------------- ----------------
------------- --------------- ------------------ -------------------- ----------------

------------- --------------- ------------------ -------------------- ----------------
------------- --------------- ------------------ -------------------- ----------------

------------- --------------- ------------------ -------------------- ----------------
------------- --------------- ------------------ -------------------- ----------------


                                                  EXHIBIT B - FORM OF NOTICE OF
                                                                      BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                     [Date]

      Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

     The undersigned, [Name of Borrower], refers to the Amended and Restated Credit Agreement, dated as of November 21, 2006 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [Corning Incorporated,] certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

               (i)   The   Business   Day   of   the   Proposed   Borrowing   is
          _______________, 200_.

               (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

               (iii)  The  aggregate   amount  of  the  Proposed   Borrowing  is
          $_______________][for a Borrowing in a Committed Currency, list currency and amount of Borrowing].

               [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

               (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof, in subsection (f)(i) thereof and in subsection (n) thereof) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if the undersigned is a Designated Subsidiary, the representations and warranties contained in its Designation Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

               (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                 Very truly yours,

                                                 [NAME OF BORROWER]


                                                 By
                                                 ------------------------
                                                 Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Amended and Restated Credit Agreement dated as of November 21, 2006 (as amended or modified from time to time, the "Credit Agreement") among Corning Incorporated, a New York corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the [Credit Agreement as of the date hereof] [the Letter of Credit Facility] equal to the percentage interest specified on Schedule 1 hereto of [all outstanding rights and obligations under the Credit Agreement together with participations in Letters of Credit held by the Assignor on the date hereof] [such Assignor's Unissued Letter of Credit Commitment]. After giving effect to such sale and assignment, the Assignee's [Revolving Credit Commitment and the amount of the Advances owing to the Assignee] [Letter of Credit Commitment] will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any,] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance


Percentage interest assigned:                                           _____%

[Assignee's Revolving Credit Commitment:                               $______

Aggregate outstanding principal amount of Advances assigned:           $______

Principal amount of Note payable to Assignee:                          $______

Principal amount of Note payable to Assignor:                          $______]

 [Assignee's Letter of Credit Commitment:                              $______]

Effective Date*:  _______________, 200_


                                [NAME OF ASSIGNOR], as Assignor

                                By
                                  ------------------------
                                Title:


                                Dated:  _______________, 200_


                                [NAME OF ASSIGNEE], as Assignee

                                By
                                  ------------------------
                                Title:


                                Dated:  _______________, 200_

                                Domestic Lending Office:
                                         [Address]

                                Eurocurrency Lending Office:
                                         [Address]

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By
  ------------------------------------------
   Title:


[Approved this __________ day
of _______________, 200_

CORNING INCORPORATED

By                                          ]*
  ------------------------------------------
   Title:

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT



                                                           [DATE]

To each of the Lenders parties
  to the Credit Agreement dated
  as of November 21, 2006
  among Corning Incorporated,
  said Lenders and Citibank, N.A.,
  as Agent for said Lenders

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement dated as of November 21, 2006 (as amended or modified from time to time, the "Credit Agreement") among Corning Incorporated (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

     Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ ("Designated Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

     The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lenders as follows:

          1. The Designated Subsidiary is a corporation duly organized,  validly
     existing   and  in  good   standing   under   the  laws  of  the  State  of
     _______________.

          2. The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Designated Subsidiary's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Designated Subsidiary.

          3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it or the consummation of the transactions contemplated thereby.

          4. This Designation Agreement and each of the Notes of the Designated Subsidiary, when delivered, will have been duly executed and delivered, and this Designation Agreement, the Credit Agreement and each of the Notes of the Designated Subsidiary, when delivered, will constitute the legal, valid and binding obligation of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          5. There is no pending or, to the knowledge of the Designated Subsidiary, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement, any Note of the Designated Subsidiary or the consummation of the transactions contemplated thereby.

          6. The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  7. The Designated Subsidiary is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8. The operations and properties of the Designated Subsidiary and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to form the basis of an Environmental Action against the Designated Subsidiary or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect.

          9. With such exceptions as are not material, the Designated Subsidiary and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, State, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          10. The Designated Subsidiary and each of its Subsidiaries has title to its properties sufficient for the conduct of business, and none of such property is subject to any Lien except for Liens permitted under Section 5.02(a) of the Credit Agreement.

          The Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court may be made upon the Company at its offices at One Riverfront Plaza, Corning, New York 14831, Attention: Secretary (the "Process Agent") and the Designated Subsidiary hereby irrevocably appoints the Process Agent to give any notice of any such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                  The Company hereby accepts such appointment as Process Agent and agrees with you that (i) the Company will maintain an office in Corning, New York through the Termination Date and will give the Agent prompt notice of any change of address of the Company, (ii) the Company will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to the Credit Agreement and
(iii) the Company will forward forthwith to the Designated Subsidiary at its address at ___________________ or, if different, its then current address, copies of any summons, complaint and other process which the Company received in connection with its appointment as Process Agent.

                                     Very truly yours,

                                     CORNING INCORPORATED

                                     By _________________________
                                     Name:
                                     Title:

                                     [THE DESIGNATED SUBSIDIARY]

                                     By__________________________
                                      Name:
                                     Title:

                                                             EXHIBIT E - FORM OF
                                                              OPINION OF COUNSEL
                                                                 FOR THE COMPANY


                                November 21, 2006


To each of the Lenders parties
  to the Credit Agreement dated
  as of November 21, 2006
  among Corning Incorporated,
  said Lenders and Citibank, N.A.,
  as Agent for said Lenders, and
  to Citibank, N.A., as Agent

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation (the "Company"), and am familiar with the authorization, execution and delivery of the Amended and Restated Credit Agreement, dated November 21, 2006 (the "Credit Agreement"), between the Company and the Lenders parties thereto and Citibank, N.A., as Agent, for said Lenders. This opinion is being furnished to you pursuant to Section 3.01(g) (iv) of the Credit Agreement. All capitalized and undefined terms used herein shall have the meanings assigned to them in the Credit Agreement.

     I have examined executed copies of the Credit Agreement, the documents furnished by the Company pursuant to Article III of the Credit Agreement, the Restated Certificate of Incorporation of the Company and all amendments thereto (the "Charter"), the Bylaws of the Company and all amendments thereto (the "Bylaws"), a certificate of the Secretary of State of New York, dated November 13, 2006, attesting to the continued corporate existence and good standing of the Company in the State of New York, and such other documents as I, in my professional judgment, deemed necessary or appropriate as a basis for the opinions set forth below. I have also examined the originals or copies, certified or otherwise identified to my satisfaction, of such documents and records of the Company and such public documents and records as I have deemed necessary as a basis for the opinions hereinafter expressed.

     In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant thereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

     Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

     2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any present law, statute or regulation of the State of New York or the federal laws of the United States (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve

System), which, in my experience, are normally applicable to the transactions of the type contemplated by the Credit Agreement or (iii) any contractual or legal restriction contained in any document listed on attached Schedule 1 (the list will included the indentures and aircraft leases).

     3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party ("Filings and Approvals") is required for the due execution, delivery and performance by the Company of the Credit Agreement and the Notes, except for Filings and Approvals which have previously been made or obtained and are in full force and effect on the date hereof, and Filings and Approvals required to be made after the date hereof.

     4. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes when delivered will be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     5. To the best of my knowledge and other than as set forth in Schedule 3.01(b) of the Credit Agreement, there are no pending actions or proceedings, or actions or proceedings threatened in writing against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a material adverse effect upon the financial condition or operations of the Company and its Subsidiaries taken as a whole.

     The opinions set forth above are subject to the following qualifications:

          (i) My opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, bank conservatorship or receivership or other similar laws of general application affecting creditors' rights.

          (ii) My opinion in paragraphs 4 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and other similar equitable doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (iii) I express no opinion herein as to (i) the waiver of inconvenient forum or any claim that venue is improper or provisions relating to subject matter jurisdiction of the courts set forth in the Credit Agreement or any provisions of the Credit Agreement providing for choice of laws other than the laws of the State of New York, or whether a federal or state court outside of the State of New York would give effect to the choice of law provision in the Credit Agreement which provides for a choice of New York law, (ii) any provisions of the Credit Agreement which provide for indemnification, contribution, waiver or release to the extent such provisions may be limited or rendered unenforceable, in whole or in part, by applicable federal or state securities laws, criminal statutes, or the policies underlying such laws and by the effect of general rules of contract law that limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification for liability for action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct of any Person to be indemnified, exculpated, released, or exempted,
     (iii) provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing, (iv) provisions in the Credit Agreement which provide for severability of provisions, or (v) federal or state securities or blue sky laws, rules or regulations or the effect of any land use, antitrust or environmental law, rule, regulation or ordinance.

          (iv) I express no opinion as to Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation.

     This opinion is limited to the United States federal law and the laws of the state of New York and I express no opinion as to the effect of the law of any other jurisdiction wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

     The foregoing opinion is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent.


                                                      Very truly yours,

                                                             EXHIBIT F - FORM OF
                                                              OPINION OF COUNSEL
                                                      TO A DESIGNATED SUBSIDIARY


                                     [Date]

To each of the Lenders parties
  to the Credit Agreement dated
  as of November 21, 2006
  among Corning Incorporated,
  said Lenders and Citibank, N.A.,
  as Agent for said Lenders

                       [Name of the Designated Subsidiary]


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.02(g) of the Amended and Restated Credit Agreement, dated as of November 21, 2006 (the "Credit Agreement"), among Corning Incorporated (the "Company"), the Lenders parties thereto and Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as counsel to ____________ (the "Designated Subsidiary") in connection with the preparation, execution and delivery of the Designation Agreement (as defined in the Credit Agreement) executed by the Designated Subsidiary.

     In that connection, we have examined:

     (1)  The Designation Agreement executed by the Designated Subsidiary.

     (2)  The Credit Agreement.

     (3)  The  documents  furnished  by the  Designated  Subsidiary  pursuant to
          Article III of the Credit Agreement.

     (4) The [Articles] [Certificate] of Incorporation of the Designated Subsidiary and all amendments thereto (the "Charter"). --------

     (5) The by-laws of the Designated Subsidiary and all amendments thereto (the "By-laws").

     (6) A certificate of the Secretary of State of _______________, dated __________, 200_, attesting to the continued corporate existence and good standing of the Designated Subsidiary in that State.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Designated Subsidiary, certificates of public officials and of officers of the Designated Subsidiary, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Designated Subsidiary or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

     Our opinions expressed below are limited to the law of the State of StateNew York, [the General Corporation Law of the State of StateDelaware] and the Federal law of the United States.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

     1. The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of _______________.

     2. The execution, delivery and performance by the Designated Subsidiary of the Credit Agreement, its Designation Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any present law, statute or regulation of the State of New York or the federal laws of the United States (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), which, in my experience, are normally applicable to the transactions of the type contemplated by the Credit Agreement or (iii) any contractual or legal restriction contained in any document listed on attached Schedule 1 (the list will included the indentures and aircraft leases). The Credit Agreement, the Designation Agreement and the Notes have been duly executed and delivered on behalf of the Designated Subsidiary.

     3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party ("Filings and Approvals") is required for the due execution, delivery and performance by the by the Designated Subsidiary of the Credit Agreement, the Designation Agreement and the Notes, except for Filings and Approvals which have previously been made or obtained and are in full force and effect on the date hereof, and Filings and Approvals required to be made after the date hereof.

     4. The Credit Agreement and the Designation Agreement are, and after giving effect to the initial Borrowing of the Designated Subsidiary, the Notes will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

     The opinions set forth above are subject to the following qualifications:

          (a) Our opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We express no opinion herein as to (i) the waiver of inconvenient forum or any claim that venue is improper or provisions relating to subject matter jurisdiction of the courts set forth in the Credit Agreement or any provisions of the Credit Agreement providing for choice of laws other than the laws of the State of New York, or whether a federal or state court outside of the State of New York would give effect to the choice of law provision in the Credit Agreement which provides for a choice of New York law, (ii) any provisions of the Credit Agreement which provide for indemnification, contribution, waiver or release to the extent such provisions may be limited or rendered unenforceable, in whole or in part, by applicable federal or state securities laws, criminal statutes, or the policies underlying such laws and by the effect of general rules of contract law that limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification for liability for action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct of any Person to be indemnified, exculpated, released, or exempted,
     (iii) provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing, (iv) provisions in the Credit Agreement which provide for severability of provisions, or (v) federal or state securities or blue sky laws, rules or regulations or the effect of any land use, antitrust or environmental law, rule, regulation or ordinance.

          (d) We express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation, and (ii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

                                                Very truly yours

                                                                EXECUTION COPY





                               U.S. $1,125,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 21, 2006

                                      Among

                              CORNING INCORPORATED
                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.
                             as Administrative Agent

                                       and

                            JPMORGAN CHASE BANK, N.A.
                              as Syndication Agent

                                       and

                              BANK OF AMERICA, N.A.
             THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       AND
                                BARCLAYS BANK PLC
                          DEUTSCHE BANK SECURITIES INC.
                             as Documentation Agents

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                           J.P. MORGAN SECURITIES INC.
                  as Joint Lead Arrangers and Joint Bookrunners


                                TABLE OF CONTENTS

ARTICLE I
         SECTION 1.01.  Certain Defined Terms                                                                     1
                        ---------------------

         SECTION 1.02.  Computation of Time Periods                                                              13
                        ---------------------------

         SECTION 1.03.  Accounting Terms                                                                         13
                        ----------------

ARTICLE II

         SECTION 2.01.  The Advances and Letters of Credit                                                       13
                        ----------------------------------

         SECTION 2.02.  Making the Advances                                                                      14
                        -------------------

         SECTION 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit                       15
                        ------------------------------------------------------------------

         SECTION 2.04.  Fees                                                                                     16
                        ----

         SECTION 2.05.  Termination or Reduction of the Commitments                                              17
                        -------------------------------------------

         SECTION 2.06.  Repayment of Advances and Letter of Credit Drawings                                      17
                        ---------------------------------------------------

         SECTION 2.07.  Interest on Advances                                                                     17
                        --------------------

         SECTION 2.08.  Interest Rate Determination                                                              18
                        ---------------------------

         SECTION 2.09.  Optional Conversion of Advances                                                          19
                        -------------------------------

         SECTION 2.10.  Prepayments of Advances                                                                  19
                        -----------------------

         SECTION 2.11.  Increased Costs                                                                          20
                        ---------------

         SECTION 2.12.  Illegality                                                                               20
                        ----------

         SECTION 2.13.  Payments and Computations                                                                21
                        -------------------------

         SECTION 2.14.  Taxes                                                                                    22
                        -----

         SECTION 2.15.  Sharing of Payments, Etc.                                                                23
                        ------------------------

         SECTION 2.16.  Evidence of Debt                                                                         24
                        ----------------

         SECTION 2.17.  Use of Proceeds                                                                          24
                        ---------------

         SECTION 2.18.  Increase in the Aggregate Commitments                                                    24
                        -------------------------------------

         SECTION 2.19.  Extension of Termination Date                                                            26
                        -----------------------------

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01                                    27
                        -----------------------------------------------------

         SECTION 3.02.  Initial Advance to Each Designated Subsidiary                                            28
                        ---------------------------------------------




         SECTION 3.03.  Conditions Precedent to Each Borrowing, Issuance and Commitment Increase.                29
                        ------------------------------------------------------------------------

         SECTION 3.04.  Determinations Under Section 3.01                                                        29
                        ---------------------------------

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Company                                            30
                        ---------------------------------------------

ARTICLE V

         SECTION 5.01.  Affirmative Covenants                                                                    31
                        ---------------------

         SECTION 5.02.  Negative Covenants                                                                       33
                        ------------------

         SECTION 5.03.  Financial Covenants                                                                      35
                        -------------------

ARTICLE VI

         SECTION 6.01.  Events of Default                                                                        36
                        -----------------

         SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default                                 38
                        --------------------------------------------------------

ARTICLE VII

         SECTION 7.03.  Unconditional Guaranty                                                                   38
                        ----------------------

         SECTION 7.02.  Guaranty Absolute                                                                        38
                        -----------------

         SECTION 7.03.  Waivers and Acknowledgments                                                              39
                        ---------------------------

         SECTION 7.04.  Subrogation                                                                              40
                        -----------

         SECTION 7.05.  Subordination                                                                            40
                        -------------

         SECTION 7.06.  Continuing Guaranty; Assignments                                                         41
                        --------------------------------

ARTICLE VIII

         SECTION 8.01.  Authorization and Action                                                                 41
                        ------------------------

         SECTION 8.02.  Agent's Reliance, Etc.                                                                   41
                        ---------------------

         SECTION 8.03.  Citibank and Affiliates                                                                  42
                        -----------------------

         SECTION 8.04.  Lender Credit Decision                                                                   42
                        ----------------------

         SECTION 8.05.  Indemnification                                                                          42
                        ---------------

         SECTION 8.06.  Successor Agent                                                                          43
                        ---------------

         SECTION 8.07.  Sub-Agent                                                                                43
                        ---------




         SECTION 8.08.  Other Agents.                                                                            43
                        -------------

ARTICLE IX

         SECTION 9.01.  Amendments, Etc.                                                                         43
                        ---------------

         SECTION 9.02.  Notices, Etc.                                                                            44
                        ------------

         SECTION 9.03.  No Waiver; Remedies                                                                      45
                        -------------------

         SECTION 9.04.  Costs and Expenses                                                                       45
                        ------------------

         SECTION 9.05.  Right of Set-off                                                                         46
                        ----------------

         SECTION 9.06.  Binding Effect                                                                           46
                        --------------

         SECTION 9.07.  Assignments and Participations                                                           46
                        ------------------------------

         SECTION 9.08.  Confidentiality                                                                          48
                        ---------------

         SECTION 9.09.  Designated Subsidiaries                                                                  48
                        -----------------------

         SECTION 9.10.  Governing Law                                                                            49
                        -------------

         SECTION 9.11.  Execution in Counterparts                                                                49
                        -------------------------

         SECTION 9.12.  Judgment                                                                                 49
                        --------

         SECTION 9.13.  Jurisdiction, Etc.                                                                       50
                        -----------------

         SECTION 9.14.  Substitution of Currency                                                                 50
                        ------------------------

         SECTION 9.15.  No Liability of the Issuing Banks                                                        50
                        ---------------------------------

         SECTION 9.16.  Patriot Act Notice                                                                       51
                        ------------------

         SECTION 9.17.  Power of Attorney                                                                        51
                        -----------------

         SECTION 9.18.  Waiver of Jury Trial                                                                     52
                        --------------------


Schedules

Schedule I - List of Applicable Lending Offices

Schedule 2.01(b) - Existing Letters of Credit

Schedule 3.01(b) - Disclosed Litigation

Schedule 5.02(d) - Existing Debt




Exhibits

Exhibit A        -   Form of Note

Exhibit B        -   Form of Notice of Borrowing

Exhibit C        -   Form of Assignment and Acceptance

Exhibit D        -   Form of Designation Agreement

Exhibit E        -   Form of Opinion of Counsel for the Borrower

Exhibit F       -    Form of Opinion of Counsel to a Designated Subsidiary



     * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.


     ** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee". * Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".